Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Dividend Advantage Municipal Fund 2

811-21152


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            2,259,048
                      594
   Against
               101,183
                        30
   Abstain
                 76,936
                          2
   Broker Non-Votes
               861,496
                         -
      Total
            3,298,663
                      626



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,269,993
                      594
   Against
                 96,748
                        30
   Abstain
                 70,426
                          2
   Broker Non-Votes
               861,496
                         -
      Total
            3,298,663
                      626



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052344.